Exhibit A-4

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADBRETT CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTH DAY OF JANUARY, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2008, AT 4:10 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ADBRETT CORP.”.

/s/Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State
2025117	8100H	AUTHENTICATION: 8418913

101175627		DATE: 12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

8400040087

CERTIFICATE OF INCORPORATION

OF

ADBRETT CORP.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE I

The name of the Corporation is Adbrett Corp.

ARTICLE II

The registered office of the Corporation in the State of Delaware is located at 306 South State Street, City of Dover, County of Kent. The name of the Corporation’s registered agent at such address is United States Corporation Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock and such shares shall be without par value.

ARTICLE V

The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

ARTTICLE VI

Elections of directors need not be by ballot unless the By-Laws of the Corporation shall sO provide. Any director may be removed from office either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

ARTICLE VII

The Board of Directors shall not have power to make, adopt, alter, amend or repeal from time to time By-Laws of the Corporation. The stockholders entitled to vote with respect thereto shall have the exclusive power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation.

ARTICLE VIII

The incorporator of the Corporation is Marc A. Strassler whose mailing address is 301 Blair Road, Woodbridge, NJ 07095.

IN WITNESS WHEREOF, I have hereunto set my         no and seal this 29th day of December, 1983.

In the presence of: /s/ Margaret M. Sterms	/s/ Marc A. Strassler L.S.

Marc A. Strassler

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:12 PM 02/07/2008
FILED 04:10 PM 02/07/2008
SRV 080131711 - 2025117 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of ADBRETT CORP., a Delaware Corporation, on this 7th day of FEB, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1220 N. MARKET ST. SUITE 806 Street, in the City of WILMINGTON, County of NEW CASTLE Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is BLUMBERGEXCESLIOR CORPORATE SERVlCES, INC.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be Signed by an authorized officer, the 7th day of FEB, A.D., 2008 .

By:	/s/ Christopher McGarry
Authorized Officer

Name:	Christopher McGarry
Print of Type

Title:	President